Exhibit 99.1

[ONEOK Partners Logo]	NEWS
September 11, 2007	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Tom Droege
918-588-7561

ONEOK Partners to Participate in UBS MLP Conference

TULSA, Okla. - Sept. 11, 2007 - ONEOK Partners, L.P. (NYSE: OKS) will participate in the UBS Master Limited Partnership Conference on Wednesday and Thursday, Sept. 19, and Sept. 20, 2007, in Las Vegas, Nev. John W. Gibson, ONEOK Partners president and chief executive officer, and Curtis L. Dinan, senior vice president and chief financial officer, will represent the partnership at the conference.

A slide presentation will be available on Sept. 19 at noon. Central Daylight Time at http://www.oneok.com and http://www.oneokpartners.com.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers.  Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest.  ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKS-FV

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